SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	November 4, 2004 -----------------------

Commission File Number ----------------------------	Name of Registrant, State of Incorporation, Address and Telephone Number --------------------------------------	IRS Employer Identification Number ----------------------------
1-40	Pacific Enterprises (A California Corporation) 101 Ash Street San Diego, California 92101 (619) 696-2000	94-0743670

1-1402	Southern California Gas Company (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

---------------------------------------------------------------------
(Former name or former address, if changed since last report.)

FORM 8-K

Item 8.01 Other Events

As previously reported, in December 2003 Southern California Gas Company (SoCalGas), a subsidiary of Pacific Enterprises, filed with the California Public Utilities Commission (CPUC) a proposed settlement of its cost of service proceeding. The settlement, if approved by the CPUC, would reduce SoCalGas' annual rate revenues by approximately $33 million from the rates in effect during 2003. The CPUC's Office of Ratepayer Advocates and all other major parties to the cost of service proceeding have recommended that the CPUC approve the settlement.

On November 4, 2004, CPUC Commissioner Brown issued a proposed decision for consideration by the CPUC that, if adopted by the CPUC, would approve the proposed settlement.

Also as previously reported, in September 2004 the CPUC's Administrative Law Judge and Commissioner Wood, the CPUC commissioner assigned to the cost of service proceeding, issued differing proposed decisions for consideration by the CPUC. Both of these proposed decisions recommend that the CPUC reject the proposed settlement. The Administrative Law Judge's proposed decision would, if adopted by the CPUC and corrected for minor factual errors, increase annual rate revenues by $46 million above those contemplated by the settlement but would also adopt a one-way balancing account requiring that any reductions in operating labor costs from those estimated in establishing rates be refunded to customers. CPUC Commissioner Wood's alternate proposed decision, which does not include a one-way labor balancing account, would, if adopted by the CPUC and corrected for minor factual errors, increase annual rate revenues by $10 million above those contemplated by the settlement. Both proposed decisions would approve balancing accounts for pension costs similar to those contemplated by the settlement and various other cost balancing accounts not contemplated by the settlement.

All of the proposed decisions contemplate that the rates resulting from the cost of service proceeding would remain effective through 2007 subject to annual attrition adjustments. The CPUC may adopt any of the three decisions, as proposed or with modifications or reject all of them and adopt a different outcome.

The CPUC previously ordered that any changes in rates resulting from the cost of service proceeding would be effective retroactively to January 1, 2004. Consequently, during 2004 SoCalGas and Pacific Enterprises have, in general, recorded revenue and resulting net income in a manner consistent with the reduced rates contemplated by the proposed settlement, except for the favorable effect of the recovery of pension costs contemplated by the proposed settlement and provided by all of the proposed decisions. To the extent that the revenues provided by the CPUC's decision in the cost of service proceeding differ from those previously recorded, a reconciling adjustment to revenues and resulting net income would be recorded in the latest quarter for which financial statements had not been published.

SoCalGas expects that the CPUC will act on the proposed decisions before year end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pacific Enterprises

Date: November 4, 2004	By: /s/ F. H. Ault -----------------------------------------
F. H. Ault Sr. Vice President and Controller

Southern California Gas Company

Date: November 4, 2004	By: /s/ S.D. Davis -----------------------------------------
S.D. Davis Sr. Vice President-External Relations and Chief Financial Officer